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                                                                   Exhibit 5.2



                           ARNOLD & PORTER                         NEW YORK
                       555 TWELFTH STREET, N.W.                     DENVER
                     WASHINGTON, D.C. 20004-1202                 LOS ANGELES
                            (202) 942-5000                          LONDON
                      FACSIMILE: (202) 942-5999


                                  November 21, 1997


Resource Asset Investment Trust
1521 Locust Street, Sixth Floor
Philadelphia, Pennsylvania 19102
Attn: Jay J. Eisner

                Re:   Registration Statement on Form S-11
                      Filed November 21, 1997
                      Registration No. 333-35077
                      -----------------------------------

         Ladies and Gentlemen:

                  We have acted as special Maryland counsel to Resource Asset Investment Trust, a Maryland real estate investment trust (the "Company"), in connection with certain matters of Maryland law arising out of the registration of up to 8,625,000 common shares of beneficial interest, par value $.01 per share (the "Common Shares"), covered by the above-referenced Registration Statement, and all amendments thereto (the "Registration Statement"). Unless otherwise defined herein, capitalized terms used herein, shall have the meanings assigned to them in the Registration Statement.

                  In connection with rendering the opinions set forth in this letter, we have examined such corporate records of the Company and made such investigation of matters of fact and law and examined such other documents as we deem necessary for rendering the opinions hereinafter expressed.

                  The opinions set forth herein are subject to the following qualifications, which are in addition to any other qualifications contained herein:

                  A. We have assumed without verification the genuineness of all signatures on all documents, the authority of the parties (other than the Company) executing such documents, the authenticity of all documents submitted to us as


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ARNOLD & PORTER

         Resource Asset Investment Trust
         November 21, 1997
         Page 2


         originals, and the conformity to original documents of all documents submitted to us as copies.

                  B. The opinions set forth herein are based on existing laws, ordinances, rules, regulations, court and administrative decisions as they presently have been interpreted and we can give no assurances that our opinions would not be different after any change in any of the foregoing occurring after the date hereof.

                  C. We have assumed without verification the accuracy and completeness of all corporate records made available to us by the Company.

                  D. The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with the securities (or "blue sky") laws or the real estate syndication laws of the State of Maryland. As to matters governed by the laws specified in the foregoing sentence, we have relied exclusively on the latest standard compilations of such statutes and laws as reproduced in commonly accepted unofficial publications available to us.

                  Based on the foregoing, upon the assumptions that there will be no material changes in the documents we have examined and the matters investigated referred to above, we are of the opinion that the Common Shares have been duly authorized and, when and if delivered against payment therefor in accordance with the resolutions of the Board of Trustees of the Company authorizing their issuance, will be validly issued, fully paid and nonassessable.

                  This letter does not address any matters other than those expressly addressed herein. This letter is given for your sole benefit and use. No one else is entitled to rely hereupon. This letter speaks only as of the date hereof. We undertake no responsibility to update or supplement it after such date.

                  We hereby consent to your filing of this opinion as an exhibit to the Registration Statement, and to reference to our firm under the caption "Legal Opinion" contained in the Prospectus included therein. In giving such consent, we do


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ARNOLD & PORTER

         Resource Asset Investment Trust
         November 21, 1997
         Page 3


         not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                                    Very truly yours,

                                                    ARNOLD & PORTER



                                               By /s/ Steven Kaplan
                                                  ----------------------------